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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment No. 66 to the Registration Statement on Form N-1A of Stonebridge Funds Trust and to the use of our report dated November 22, 2002 on the financial statements and financial highlights of Stonebridge Growth Fund and Stonebridge Aggressive Growth Fund, each a series of shares of Stonebridge Funds Trust. Such financial statements and financial highlights appear in the 2002 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                           TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
FEBRUARY 26, 2003